Exhibit 10.11

(English Translation)

Employment Contract

Employer: Shenzhen ShengTai Industrial Co., Ltd.
Address: Building 9, Xinhe New Industrial Park Fuyong Township, Bao An District Shenzhen, China 518004
Legal Representative: Zou Derong
Position: President
Liaison Officer: Dong Zhe
Contact No.: +86 755 3367 9088

Employee:
Name: Zou Derong
Gender: Male
ID No.: 522601196603277616
Address: Shenzhen, China
Contact No. : +86 013808802449

This Contract is signed and followed on a mutuality voluntary basis by and between the Employer and Employee in accordance with Labor Law of People's Republic of China (hereinafter referred to as Labor Law) and Law of People's Republic of China on Employment Contract (hereinafter referred to as Employment Contract Law)."

1.

Term of the Contract:

The term of this contract is for 3 years and shall commence on 1st July, 2006 and shall continue until 30th June, 2009, unless earlier terminated pursuant to this Contract. There is no probationary period for the Employee.

2.

Job Description:

The Employer agrees to employ Mr. Zou Derong as general manager of company, located in Building 9, Xinhe New Industrial Park Fuyong Township, Bao An District Shenzhen.

3.

Working Hours & Rest & Vocation

a.

The normal working hours of the Employee shall be eight hours each day, excluding meals and rest for an average of five days per week, for an average of forty hours per week.

b.

The Employee is entitled to all legal holidays and other paid leaves of absence in accordance with the laws and regulations of People's Republic of China and the company's work rules.

c.

The Employer may extend working hours due to the requirements of its production or business after consultation with the Trade Union and the Employee, and should be in accordance with Rule 41 of Labor Law.

4.

Remuneration of Labor

a.

The salary of the Employee shall be monthly paid by the Employer in accordance with applicable laws and regulations of People's Republic of China. It shall be paid by legal tender and not less than the standard minimum salary in Shenzhen.

b.

The salary of the Employee is CNY$5,000 per month, including overtime pay and allowance.

c.

The Employer shall pay the Employee in accordance with Rule 44 of Labor Law in case of overtime.

d.

The Employer must pay salary by the legal tender, practicality or securities is not allowed for the payment.

e.

The Employer and the Employee should negotiate with each other or collectively to ascertain the salary growth method, which depends on the operations of the Company and the change of Consumer Price Index.

f.

The salary should be paid on 20th of every month and on the latest working day in case of holiday or rest.

5.

Social Security & Welfare

a.

The Employer will pay for all mandatory social security programs such as pension insurance, unemployment insurance, Medicare of the Employee according to the relevant nationalA province and city regulations.

b.

In case of the Employee is ill or in non work-related injury, the Employer should provide treatment period and proper welfare for the period in accordance with the laws and relevant regulations of People's Republic of China.

c.

In case of the Employee catching any occupational disease or work related injury, the Employer should implement in accordance with the Law on Prevention and Control of Occupational Diseases, Regulation on Work-Related Injury Insurances and relevant rules of People's Republic of China.

d.

The Employer should provide the following welfare and treatment: All welfare and treatment prescribed by the company.

6.

Working Protection & Working Conditions

a.

The Employer should provide the Employee with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection to guarantee the safety and health during the working process.

b.

The Employer should provide protection on specialized operations for women and minors.

c.

The Employer should provide the Employee with safety education and technique training; The Employee to be engaged in specialized operations should receive specialized training and acquire qualifications for such special operations.

d.

The Employee should have the right to refuse any deregulation or working under hazard situations. For any operations not strictly abide safety and health requirements, the Employee should have the right to request amendment or report to relevant departments.

7.

Labor Discipline

a.

The Employer may draft bylaws and labor disciplines of the Company, According to which, the Employer shall have the right to give rewards or take disciplinary actions to the Employee;

b.

The Employee shall comply with the management directions of the Employer and obey the bylaws and labor disciplines of the Employer.

c.

The Employee shall undertake the obligation to obey national and city policy of family planning.

8.

Modification, Discharge and Termination of the Contract

a.

The relevant clauses of the Contract may be modified or discharged in case of agreement by both parties or in accordance with Labor Law.

b.

Modification of the Contract should be in written format and both parties should have one duplicate of the modified contract, except that the Employee is not competent for daily work, in which situation the Employer may adjust the working contents in accordance with relevant laws and regulations.

c.

The Contract should be terminated in case of any situation prescribed in Labor Law.

9.

Economic Compensation and Medical Subsidy

Policy of Economic Compensation and Medical Subsidy in the Contract is in accordance with the Labor Law and relevant regulations of the national and local government.

Employee under probationary period (less than 6 months) should request in written format 7 days before resign. Salary will be calculated through HR and financial departments after approval and distributed on the 20th of next month, and there will be no compensation arises from the company. If the Employee requests in written format and accomplish proper transferring procedures with HR department, but leaves as soon as the written request is submitted, 7 days’ (56 working hours) salary will be deducted to offset the losses of the company and the balances will be distributed on the 20th of next month, and there will be no compensation arises from the company. If the Employee neither requests in written format nor accomplish proper transferring procedures with HR department, the company has the legal rights to get the belongings back and pursue relevant economic or legal responsibilities of the Employee, and all the salary during the probationary period will be deducted and there will be no compensation arises from the company.

Employee under probationary period should exercise daily operation in accordance with work manuals. In case the Employee is not competent for the operations or cause any injury or casualty, the company will adjust the position of the Employee or dismiss the Employee without paying any compensation. The Employee will be sent to police in case of any serious situations. Employee after probationary period should request in written format 30 days before resign. Salary will be calculated through HR and financial departments after approval and distributed on the 20th of next month, and there will be no compensation arises from the company. If the Employee requests in written format and accomplish proper transferring procedures with HR department, but leaves as soon as the written request is submitted, 7 days’ (56 working hours) salary will be deducted to offset the losses of the company and the balances will be distributed on the 20th of next month, and there will be no compensation arises from the company. If the Employee neither requests in written format nor accomplish proper transferring procedures with HR department, the company has the legal rights to get the belongings back and pursue relevant economic or legal responsibilities of the Employee, and all the salary during the probationary period will be deducted and there will be no compensation arises from the company.

Resigned Employee may entrust another employee with fetching the residual salary on the 20th of next month, with signed proxy statement and copy of effective ID Card of both.

The resign of Management Employee should follow relevant HR and administration procedures as same as other employees, except that the distribution of salary need the approval of the General Manager. After approval, the salary will be distributed on the 20th of next month according to the calculation of Financial Department, and there will be no compensation arises from the company.

If Employee, including both employees under and after probationary periods, is summoned for a trial or impounded by Police for involving any probable crime, the company may stop paying salary and insulate the Employee from current work, and there will be no salary and compensation during the period. The Employee may be back to the previous position with the same salary in case the Employee is found innocent.

There will be no compensation arises for all Employee that is resigned or dismissed.

All the rules will be aligned with work manuals and should be implemented in accordance.

Employer: (official stamp): Shenzhen ShengTai Industrial Co., Ltd.
Representative: Zou Derong
Date: December 18th , 2005

Employee: Luo Tong
Date: December 18th , 2005

Remark: The contract has two duplicates. The Employee will keep the yellow version and the Employer will keep the white.